 EX‑35.2

(logo)Situs	Situs Holdings, LLC 2 Embarcadero Center, Suite 1300 San Francisco, CA 94111 Phone: 415.374.2820 Fax: 415.374.2704

Form of Annual Compliance Statement

CERTIFICATION

COMM 2013-CCRE7 Mortgage Trust,

Commercial Mortgage Pass-Through Certificates

I, Typhani Phillips, Director, on behalf of Situs Holdings, LLC, as Special Servicer (the “Certifying Servicer”), certify to Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)  I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the 2015 calendar year (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

(2)  To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

Situs Holdings, LLC

By: /s/ Typhani Phillips                                                                 Date: 3/15/16

Typhani Phillips

Director